February 15, 2017

Uni-Pixel, Inc.

4699 Old Ironsides Drive, Suite 300

Santa Clara, CA 95054

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Uni-Pixel, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of up to 10,530,000 units (each a “Unit” and collectively, the “Units”) consisting of (i) one share of common stock, par value $0.001 per share (“Common Stock” and each such share of Common Stock, a “Share” and collectively the “Shares”) of the Company, plus (ii) a Warrant (each a “Warrant” and collectively, the “Warrants”) to purchase 45% (0.45) of one share of Common Stock (each such share a “Warrant Share” and collectively, the “Warrant Shares”). The Shares, the Warrants and the Warrant Shares are collectively referred to as the “Securities.” The Securities are being offered and sold under a Registration Statement on Form S-3 (File No. 333-203691, as amended or supplemented, and together with all annexes and exhibits thereto, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on July 6, 2015, and declared effective on July 10, 2015, the related prospectus dated July 10, 2015 (the “Base Prospectus”), and the prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act of even date herewith (the “Prospectus Supplement,” and collectively with the Base Prospectus, the “Prospectus”), a certain Placement Agency Agreement dated the date hereof by and between the Company and Roth Capital Partners, LLC, as representatives of the several placement agents (the “Placement Agency Agreement”) and/or a Securities Purchase Agreement dated the date hereof by and among the Company and certain purchasers of the Securities (the “SPA”). All of the Securities are to be sold by the Company as described in the Registration Statement and Prospectus.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel, in connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, including (i) the Registration Statement, (ii) the Prospectus, (iii) organizational documents of the Company, including the Company’s Amended and Restated Certificate of Incorporation, as amended and as currently in effect, and the Company’s Amended and Restated Bylaws, as amended and currently in effect, (iv) the minutes and records of the corporate proceedings of the Company with respect to the authorization of the sale and issuance of the Securities, (v) the form Placement Agency Agreement, (vi) the SPA and (vii) the form of Warrant. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are a prerequisite to the effectiveness thereof.

Uni-Pixel, Inc.

February 15, 2017

On the basis of the foregoing and the other assumptions, qualifications and limitations set forth herein, we are of the opinion that the (i) Shares have been duly authorized for issuance and, when sold and issued in accordance with the Registration Statement and the Prospectus, and the Placement Agency Agreement and/or the SPA, will have been validly issued, fully paid and nonassessable, (ii) the Warrants have been duly authorized for issuance and, when issued and sold in accordance with the Registration Statement and the Prospectus, and the Placement Agency Agreement and/or the SPA and duly executed and delivered by the Company to the purchasers thereof against payment therefor, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance, (iii) the Warrant Shares issuable upon exercise of the Warrants have been duly authorized and, when issued and paid for in accordance with the provisions of the Warrants, and in accordance with the Registration Statement and the Prospectus, and the Placement Agency Agreement and/or the SPA will have been validly issued and be fully paid and non-assessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware, the federal laws of the United States of America, and, as to the Warrants constituting valid and legally binding obligations of the Company, with respect to the laws of the State of New York.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K dated as of the date hereof filed by the Company and incorporated by reference into the Registration Statement. In addition, we consent to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Uni-Pixel, Inc.

February 15, 2017

Very truly yours,

/s/ Crowell & Moring LLP

Crowell & Moring LLP